Exhibit 99.1
PROS Holdings, Inc. Reports Second Quarter 2011
Financial Results
•	Total revenue of $23.8 million, exceeded the high end of revenue guidance, an increase of 33% over the second quarter of 2010

•	GAAP operating income of $2.1 million. Non-GAAP operating income was $3.7 million, an increase of 80% over the second quarter of 2010

•	GAAP net income of $0.05 per share, non-GAAP net income of $0.09 per share, also above guided range
Houston — August 4, 2011 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue management software solutions, today announced financial results for the second quarter ended June 30, 2011.
Total revenue for the second quarter of 2011 was $23.8 million, which was above the high end of the Company’s revenue guidance for the quarter, and an increase of 33% over the second quarter of 2010.
Andres Reiner, CEO, stated, “Our business momentum continued into the second quarter with revenue and earnings that were above expectations. Our focus on accelerating the awareness and adoption of pricing solutions is evidenced by new customer signings, renewal and follow-on business from existing customers, and recognition from Gartner with their top rating. We extended our technology leadership with the latest release of the PROS Pricing Solution Suite, and we are continuing to build momentum for our new cloud products. At the same time, our global reach and scale continues to expand with a new reseller in Asia. As we execute against our growth strategy we continue to be optimistic about our prospects for 2011 and beyond.”
For the quarter ended June 30, 2011, income from operations in accordance with Generally Accepted Accounting Principles (“GAAP”), was $2.1 million, compared with a loss from operations of $1.0 million in the second quarter of 2010. GAAP net income in the quarter was $1.4 million, or $0.05 per share, compared with GAAP net loss of $0.6 million, or $0.02 per share, in the second quarter of 2010.
For the quarter ended June 30, 2011, non-GAAP income from operations, which excludes share-based compensation expense of $1.6 million, was $3.7 million, an increase of 80% from $2.0 million in the second quarter of 2010. Non-GAAP net income was $2.5 million, or $0.09 per share, an increase of 79% from $1.4 million, or $0.05 per share, in the second quarter of 2010.
Recent Business Highlights
•	Signed new and existing customers, including Sunoco, Novozymes, Ural Airlines, and Pluna among others

•	Awarded a top rating of “Strong Positive” in Gartner MarketScope report on pricing optimization software

•	Released latest version of PROS Pricing Solution Suite with key features designed to improve customer profitability, increase business agility, and improve controls and compliance

•	Signed enterprise software reseller Integritas Pacific in Asia to expand global reach and scale
Charles Murphy, Executive Vice President and CFO, stated, “We are pleased to see a better than anticipated revenue performance and strong execution that resulted in earnings that were above our expectations in the second quarter. As the benefits of our solutions become more widely recognized and as we increase our global reach, we are confident that our momentum will continue. As such, we are raising our total revenue expectations for 2011 to $95 million to $96 million, which, at the midpoint, is a 29% increase in revenue over full year 2010. We expect non-GAAP operating margins to be slightly higher than our full year 2010 as we balance continued investments in our growth strategies with profitability.”
The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the quarter and six months ended June 30, 2011 and 2010.
Financial Outlook
Based on information as of today, PROS anticipates the following performance for the third quarter of 2011:
•	Total revenue in the range of $24.3 million to $24.8 million

•	GAAP income from operations of $1.3 million to $1.8 million and GAAP earnings per share of $0.03 to $0.04

•	Non-GAAP income from operations of $3.0 million to $3.5 million and non-GAAP earnings per share of $0.07 to $0.08, which exclude estimated non-cash share-based compensation charges of approximately $1.7 million

•	GAAP and non-GAAP estimated tax rate of 33% in the third quarter and full year 2011

•	Estimated weighted average of 28.3 million diluted shares outstanding
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on August 4, 2011, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (800) 561-2601 (domestic) or (617) 614-3518 (international). The pass code for the call is 43669935. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 67899443. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of prescriptive enterprise pricing and revenue management software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with hundreds of simultaneous users and sub-second electronic transactions.
PROS provides professional services to configure its software products to meet the specific pricing needs of each customer. PROS has implemented over 500 solutions across a range of industries in more than 50 countries. Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 400 employees, more than 100 with advanced degrees and over 25 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.

Forward-looking Statements
This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance, positioning of PROS, in the enterprise and mid-market sectors, the confidence and optimism of PROS management, customer successes, the growth and reach of PROS’ reseller network, awareness of PROS pricing optimization solutions, the demands for PROS solutions, the predictability of the PROS business and PROS’ effective tax rate and the continued reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) the challenges associated with PROS’ selling its solutions and successfully installing and delivering the products and services, (c) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (d) the risk that the market for PROS’ pricing and margin optimization software does not grow as anticipated, (e) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (f) the risk that PROS’ will not be able to maintain historical maintenance renewal rates, (g) risk associated with the delivering complex technological solutions according to the acceptance criteria of PROS’ customers and the avoidance of dispute related thereto, (h) personnel and other risks associated with growing a business generally (i) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions,, (j) the impact of currency fluctuations on PROS’ results of operations, (k) the risk that reseller and other relationships do not increase sales of PROS’ solutions and (l) the risk posed by civil and political unrest in regions in which PROS’ operate. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes gross profit, selling, general and administrative expenses, research and development expenses, income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.
Investor Contact:
PROS Investor Relations
Matthew Balfour
713-335-5232
mbalfour@prospricing.com
Media Contact:
PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@prospricing.com

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)
(Unaudited)

	June 30,	December 31,
	2011	2010

Assets:
Current assets:
Cash and cash equivalents	$64,396	$55,845
Short-term investments	—	73
Accounts and unbilled receivables, net of allowance of $950 and $1,020, respectively	24,839	27,402
Prepaid expenses and other current assets	7,499	6,170

Total current assets	96,734	89,490
Restricted cash	329	293
Property and equipment, net	3,832	3,248
Other long term assets, net	5,345	5,097

Total assets	$106,240	$98,128

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$3,198	$2,131
Accrued liabilities	1,817	1,998
Accrued payroll and other employee benefits	5,938	4,606
Deferred revenue	28,093	28,429

Total current liabilities	39,046	37,164
Long-term deferred revenue	874	1,461

Total liabilities	39,920	38,625

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 31,301,743 and 30,777,000 shares issued, respectively, 26,884,158 and 26,359,415 shares outstanding, respectively	31	31
Additional paid-in capital	74,364	69,844
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated other comprehensive loss	(11)	(11)
Retained earnings	5,874	3,577

Total stockholders’ equity	66,320	59,503

Total liabilities and stockholders’ equity	$106,240	$98,128

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010

Revenue:
License and implementation	$15,082	$10,430	$28,875	$20,802
Maintenance and support	8,703	7,409	16,316	14,364

Total revenue	23,785	17,839	45,191	35,166

Cost of revenue:
License and implementation	4,798	3,414	9,421	6,634
Maintenance and support	1,643	1,401	3,353	2,896

Total cost of revenue	6,441	4,815	12,774	9,530

Gross profit	17,344	13,024	32,417	25,636
Gross margin	72.9%	73.0%	71.7%	72.9%

Operating expenses:
Selling, general and administrative	9,115	8,517	16,986	15,149
Research and development	6,149	5,472	12,109	10,686

Total operating expenses	15,264	13,989	29,095	25,835

Income (loss) from operations	2,080	(965)	3,322	(199)

Other income:
Interest income	12	18	30	29

Income (loss) before income tax provision	2,092	(947)	3,352	(170)
Income tax provision (benefit)	651	(319)	1,055	(13)

Net income (loss)	$1,441	$(628)	2,297	(157)

Net earnings (loss) attributable to common stockholders per share:
Basic	$0.05	$(0.02)	$0.09	$(0.01)
Diluted	$0.05	$(0.02)	$0.08	$(0.01)

Weighted average number of shares:
Basic	26,829,158	26,033,003	26,711,621	25,972,723
Diluted	27,828,209	26,033,003	27,615,189	25,972,723

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Six Months
	Ended June 30,
	2011	2010

Operating activities:
Net income	$2,297	$(157)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	782	673
Share-based compensation	3,361	3,411
Excess tax benefits on share-based compensation	(1,241)	(593)
Other noncash	(2)	(3)
Changes in operating assets and liabilities:
Accounts and unbilled receivable	2,547	(9,573)
Prepaid expenses and other	(378)	(77)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	2,179	1,031
Deferred revenue	(923)	5,341

Net cash provided by operating activities	8,622	53

Investing activities:
Purchases of property and equipment	(1,310)	(901)
Increase in restricted cash	(36)	(293)
Decrease (increase) in short-term investment	73	(73)

Net cash used in investing activities	(1,273)	(1,267)

Financing activities:
Proceeds from the exercise of stock options	1,563	137
Excess tax benefits on share-based compensation	1,241	593
Tax withholding related to net share settlement of restricted stock units	(1,602)	(1,194)

Net cash provided by (used in) financing activities	1,202	(464)

Net increase (decrease) in cash and cash equivalents	8,551	(1,678)
Cash and cash equivalents:
Beginning of period	55,845	62,449

End of period	$64,396	$60,771

PROS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share data)
(Unaudited)
We use these Non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months		Quarter over	For the Six Months		Year over
	Ended June 30,		Quarter	Ended June 30,		Year
	2011	2010	%change	2011	2010	%change
GAAP gross profit	$17,344	$13,024	33%	$32,417	$25,636	26%
Non-GAAP adjustment:
GAAP share-based compensation	278	285		612	518

Non-GAAP gross profit	$17,622	$13,309	32%	$33,029	$26,154	26%

Non-GAAP gross margin	74.1%	74.6%		73.1%	74.4%

GAAP selling, general and administrative	$9,115	$8,517	7%	$16,986	$15,149	12%
Non-GAAP adjustment:
GAAP share-based compensation	932	1,258		2,004	2,054
Litigation expense	—	1,022		—	1,022

Non- GAAP — selling, general and administrative	$8,183	$6,237	31%	$14,982	$12,073	24%

GAAP research and development	$6,149	$5,472	12%	$12,109	$10,686	13%
Non-GAAP adjustment:
GAAP share-based compensation	395	449		745	839

Non- GAAP research and development	$5,754	$5,023	15%	$11,364	$9,847	15%

Income from operations	$2,080	$(965)	nm	$3,322	$(199)	nm
Non-GAAP adjustment:
GAAP share-based compensation	1,605	1,992		3,361	3,411
Litigation expense	—	1,022		—	1,022

Non-GAAP income from operations	$3,685	$2,049	80%	$6,683	$4,234	58%

Non-GAAP income from operations %	15.5%	11.5%		14.8%	12.0%
GAAP net income	$1,441	$(628)	nm	$2,297	$(157)	nm
Non-GAAP adjustment:
GAAP share-based compensation	1,605	1,992		3,361	3,411
Litigation expense	—	1,022		—	1,022
Tax impact related to non-GAAP adjustments	(559)	(999)		(1,144)	(1,557)

Non-GAAP net income	$2,487	$1,387	79%	$4,514	$2,719	66%

Non-GAAP diluted earnings per share	$0.09	$0.05		$0.16	$0.10

Shares used in computing non-GAAP earnings per share	27,828	26,457		27,615	26,397

Detail of non-GAAP share-based compensation expense:
Cost of revenue	$278	$285		$612	$518
Selling, general and administrative	932	1,258		2,004	2,054
Research and development	395	449		745	839

Total share-based compensation expense	$1,605	$1,992		$3,361	$3,411